Exhibit 10.8

ALBEMARLE CORPORATION

AMENDED AND RESTATED

1998 INCENTIVE PLAN

Albemarle Corporation

1998 Incentive Plan

Section

ARTICLE I	DEFINITIONS

1.01.	Administrator	1

1.02.	Affiliate	1

1.03.	Agreement	1

1.04.	Board	1

1.05.	Change in Control	1

1.06.	Code	1

1.07.	Committee	1

1.08.	Common Stock	1

1.09.	Company	1

1.10.	Control Change Date	2

1.11.	Corresponding SAR	2

1.12.	Fair Market Value	2

1.13.	Incentive Award	2

1.14.	Initial Value	2

1.15.	Option	2

1.16.	Participant	2

1.17.	Performance Shares	3

1.18.	Plan	3

1.19.	Restricted Stock	3

1.20.	SAR	3

1.21.	Ten Percent Shareholder	3

ARTICLE II	PURPOSES

ARTICLE III	ADMINISTRATION

ARTICLE IV	ELIGIBILITY

4.01.	General	6

4.02.	Grants	6

4.03.	Limitation	6

ARTICLE V	STOCK SUBJECT TO PLAN

ARTICLE VI	OPTION PRICE

Albemarle Corporation

1998 Incentive Plan

Section

ARTICLE VII	EXERCISE OF OPTIONS AND SARS

7.01.	Maximum Option or SAR Period	9

7.02.	Nontransferability	9

7.03.	Transferable Options and SARs	9

7.04.	Employee Status	9

7.05.	Change in Control	10

7.06.	Performance Objectives	10

ARTICLE VIII	METHOD OF EXERCISE

8.01.	Exercise	11

8.02.	Payment	11

8.03.	Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR	11

8.04.	Shareholder Rights	11

ARTICLE IX	RESTRICTED STOCK

9.01.	Award	12

9.02.	Vesting	12

9.03.	Performance Objectives	12

9.04.	Change in Control	12

9.05.	Shareholder Rights	13

ARTICLE X	INCENTIVE AWARDS

10.01.	Awards	14

10.02.	Terms and Conditions	14

10.03.	Determination of Payment of Cash and/or Common Stock In Settlement of An Incentive Award	15

ARTICLE XI	PERFORMANCE SHARE AWARDS

11.01.	Award	16

11.02.	Earning the Award	16

11.03.	Change in Control	16

11.04.	Shareholder Rights	16

ARTICLE XII	ADJUSTMENT UPON CHANGE IN COMMON STOCK

Albemarle Corporation

1998 Incentive Plan

Section

ARTICLE XIII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

ARTICLE XIV	GENERAL PROVISIONS

14.01.	Effect on Employment	20

14.02.	Unfunded Plan	20

14.03.	Disposition of Stock	20

14.04.	Rules of Construction	20

14.05.	Withholding Taxes	20

14.06.	Certain Reduction of Restrictive Payments	21

ARTICLE XV	AMENDMENT

ARTICLE XVI	DURATION OF PLAN

ARTICLE XVII	EFFECTIVE DATE OF PLAN

SIGNATURE PAGE

Albemarle Corporation

1998 Incentive Plan

ARTICLE I

DEFINITIONS

1.01. Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. Affiliate

Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Code section 424) of the Company.

1.03. Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Restricted Stock, Performance Share award, or an Option or SAR, an Incentive Award or a combination thereof, granted to such Participant.

1.04. Board

Board means the Board of Directors of the Company.

1.05. Change in Control

Change in Control has the same meaning as is given that defined term in the Albemarle Corporation Supplemental Benefits Trust.

1.06. Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07. Committee

Committee means the Executive Compensation Committee of the Board.

1.08. Common Stock

Common Stock means the Common Stock of the Company.

1.09. Company

Company means Albemarle Corporation.

Albemarle Corporation

1998 Incentive Plan

1.10. Control Change Date

Control Change Date has the same meaning as is given that defined term in the Albemarle Corporation Supplemental Benefits Trust.

1.11. Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12. Fair Market Value

Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.13. Incentive Award

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment in cash or Common Stock in an amount determined by the Administrator.

1.14. Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option, and with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.15. Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.16. Participant

Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, or an individual who provides services to the Company or an Affiliate who satisfies the requirements of Article IV and is selected by the Administrator to receive a Restricted Stock award, Performance Share award, an Option, an SAR, an Incentive Award or a combination thereof.

Albemarle Corporation

1998 Incentive Plan

1.17. Performance Shares

Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, to receive cash or an award of Restricted Stock or a combination thereof.

1.18. Plan

Plan means the Albemarle Corporation 1998 Incentive Plan, as amended and restated effective January 1, 2003.

1.19. Restricted Stock

Restricted Stock means Common Stock awarded to a Participant under Article IX. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

1.20. SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.21. Ten Percent Shareholder

Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

Albemarle Corporation

1998 Incentive Plan

ARTICLE II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining individuals with ability and initiative who provide services to the Company or an Affiliate by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares and shares of Restricted Stock, the grant of SARs, the grant of both Options qualifying under Code section 422 (“incentive stock options”) and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

Albemarle Corporation

1998 Incentive Plan

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and Restricted Stock and to grant Options, SARs and Incentive Awards upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Stock, Performance Shares, or an Incentive Award, including by way of example and not limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company achieve a specified level of financial performance or financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which Restricted Stock may become transferable or nonforfeitable, or the time at which Performance Shares or Incentive Awards are earned. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement, Option, SAR, Incentive Award, award of Performance Shares, or Restricted Stock award. All expenses of administering the Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Albemarle Corporation

1998 Incentive Plan

ARTICLE IV

ELIGIBILITY

4.01. General

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan) or a person who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in the Plan. A person who is a member of the Committee may not be granted Options or SARs, or awarded Restricted Stock, Performance Shares, or Incentive Awards under the Plan.

4.02. Grants

The Administrator will designate individuals to whom shares of Restricted Stock or Performance Shares are to be awarded and to whom Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. Each award of Performance Shares, each Incentive Award, each Restricted Stock award, and all grants of Options and SARs under the Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of the Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and its Affiliates) that are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

4.03. Limitation

No Participant may be granted Options and SARs that are not related to Options in any calendar year for more than 200,000 shares of Common Stock. For purposes of the preceding sentence, an Option and Corresponding SAR are treated as a single award. In addition, no Participant may, in any calendar year, be awarded, in the aggregate, Restricted Stock, Performance Shares, and/or Incentive Awards covering more than 100,000 shares of Common Stock.

Albemarle Corporation

1998 Incentive Plan

ARTICLE V

STOCK SUBJECT TO PLAN

Upon the award of shares of Restricted Stock the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs, the award of Restricted Stock, or in settlement of Incentive Awards under the Plan is 3,000,000 shares. Subject to the limitations set forth in the preceding sentence, the maximum aggregate number of shares that may be issued pursuant to the exercise of Options is 2,600,000. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be subject to adjustment as provided in Article XII. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Shares to be granted under the Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Shares to be granted under the Plan. If an award of Restricted Stock is forfeited, in whole or in part, the number of shares of Common Stock allocated to the award of Restricted Stock or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Shares to be granted under the Plan. If an award of Performance Shares is forfeited, in whole or in part, without the issuance of an award of Restricted Stock, the number of shares of Common Stock allocated to the award of Performance Shares or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Shares to be granted under the Plan.

Albemarle Corporation

1998 Incentive Plan

ARTICLE VI

OPTION PRICE

The price per share for Common Stock to be purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock to be purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted and provided further that the price per share shall not be less than 110% of such Fair Market Value in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date such incentive stock option is granted.

Albemarle Corporation

1998 Incentive Plan

ARTICLE VII

EXERCISE OF OPTIONS AND SARS

7.01. Maximum Option or SAR Period

The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or its Corresponding SAR that is granted to a participant who is a Ten Percent Shareholder, such Option and Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option or Corresponding SAR may provide that it is exercisable for a period less than such maximum period.

7.02. Nontransferability

Any Option or SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons. During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03. Transferable Options and SARs

Section 7.02 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. An Option or its Corresponding SAR may only be transferred if the awards are transferred to the same person or persons or entity or entities.

7.04. Employee Status

For purposes of determining the applicability of Code section 422 (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of

Albemarle Corporation

1998 Incentive Plan

absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

7.05. Change in Control

Section 7.01 to the contrary notwithstanding, upon a Control Change Date each Option or SAR then outstanding shall be fully exercisable thereafter in accordance with the terms of the applicable Agreement.

7.06. Performance Objectives

The Committee may prescribe that an Option or SAR is exercisable only to the extent that certain performance objectives are attained. Such performance objectives may be based on one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that an Option or SAR shall become exercisable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the Option or SAR shall become exercisable only to the extent the Committee certifies that such objectives have been achieved.

Albemarle Corporation

1998 Incentive Plan

ARTICLE VIII

METHOD OF EXERCISE

8.01. Exercise

Subject to the provisions of Articles VII and XIII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or a Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02. Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock of the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the shares (determined as of the day preceding the date of exercise) must not be less than the Option Price of shares for which the Option is being exercised.

8.03. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8.04. Shareholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR.

Albemarle Corporation

1998 Incentive Plan

ARTICLE IX

RESTRICTED STOCK

9.01. Award

In accordance with the provisions of Article IV and subject to the limitations set forth in Article V, the Administrator will designate each individual to whom an award of Restricted Stock is to be made and will specify the number of shares of Common Stock covered by the award.

9.02. Vesting

The Administrator, on the date of the award, must prescribe that a Participant’s rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time or until satisfaction of such conditions as are set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fails to achieve stated objectives.

9.03. Performance Objectives

In accordance with Section 9.02, the Committee may prescribe that awards of Restricted Stock will become vested or transferable or both based on objectives stated with respect to one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that a Restricted Stock award shall become nonforfeitable and transferrable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Restricted Stock award shall become nonforfeitable and transferrable only to the extent the Committee certifies that such objectives have been achieved.

9.04. Change in Control

Sections 9.02 and 9.03 to the contrary notwithstanding, upon a Control Change Date each Restricted Stock award then outstanding will become transferable and nonforfeitable in accordance with the terms of the applicable Agreement.

Albemarle Corporation

1998 Incentive Plan

9.05. Shareholder Rights

If, and as provided in the Agreement, prior to their forfeiture, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power or powers, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.

Albemarle Corporation

1998 Incentive Plan

ARTICLE X

INCENTIVE AWARDS

10.01. Awards

The Administrator shall designate Participants to whom Incentive Awards are made for annual incentive payments. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that in any calendar year no Participant may receive an Incentive Award for an amount in excess of $1.0 million.

10.02. Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, Affiliate, or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. Such performance objectives or goals may be based on one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that the Incentive Award shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives have been achieved. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

Except with respect to those Participants who are covered employees (as determined under Code section 162(m)(3)) and notwithstanding any other provision of the Plan, the Administrator, in its discretion may adjust the terms, conditions or other requirements applicable to Incentive Awards and may increase or decrease the amounts otherwise payable under an Incentive Award, to reflect unusual or extraordinary transactions or events. The Administrator may make such adjustments with respect to one or more Participants, with respect to all Participants as to Incentive Awards made during a particular year, or with respect to all outstanding Incentive Awards.

Albemarle Corporation

1998 Incentive Plan

10.03. Determination of Payment of Cash and/or Common Stock In Settlement of An Incentive Award

At the Administrator’s discretion, an Incentive Award may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable in settlement of an Incentive Award but a cash payment will be made in lieu thereof.

Albemarle Corporation

1998 Incentive Plan

ARTICLE XI

PERFORMANCE SHARE AWARDS

11.01. Award

In accordance with the provisions of Article IV and subject to the limitations set forth in section 4.03, the Administrator will designate individuals to whom an award of Performance Shares is granted and will specify the number of shares of Common Stock covered by the award.

11.02. Earning the Award

The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award only upon the satisfaction of certain requirements or the attainment of certain objectives. By way of example and not of limitation, the restrictions may provide that Performance Shares shall be earned only upon the Participant’s completion of a specified period of employment with the Company or an Affiliate or upon the attainment of stated performance objectives or goals. Such performance objectives or goals may be based on one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that Performance Shares shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Performance Shares shall be earned only to the extent the Committee certifies that such objectives have been achieved.

11.03. Change in Control

Section 11.02 to the contrary notwithstanding, in accordance with the terms of the applicable Agreement, each Performance Share shall be earned and converted into an award of Restricted Stock as of a Control Change Date and such awards of Restricted Stock will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement.

11.04. Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and an award of Restricted Stock is made. If the Agreement so provides, a Participant may receive a

Albemarle Corporation

1998 Incentive Plan

cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Shares are awarded and the date an award of Restricted Stock is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and an award of Restricted Stock is made, a Participant will have all the rights of a shareholder as described in Plan section 9.05.

Albemarle Corporation

1998 Incentive Plan

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Restricted Stock may be awarded, as to which Options and SARs may be granted, and which may be issued in settlement of Incentive Awards or Performance Shares under the Plan shall be proportionately adjusted, and the terms of outstanding Restricted Stock awards, Performance Share awards, Incentive Awards, Options, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies or (b) there occurs any other event that, in the judgment of the Committee, necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Stock, Performance Shares, Incentive Awards, Options or SARs.

The Committee may grant Performance Shares, shares of Restricted Stock, Incentive Awards, Options, and SARs in substitution for performance shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who is or becomes an employee of the Company or an Affiliate in connection with a transaction described in this Article XII. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted Performance Share awards, Restricted Stock awards, Incentive Awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

Albemarle Corporation

1998 Incentive Plan

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any stock listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which shares of Restricted Stock are awarded or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Restricted Stock shall be awarded, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

Albemarle Corporation

1998 Incentive Plan

ARTICLE XIV

GENERAL PROVISIONS

14.01. Effect on Employment

Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

14.02. Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Disposition of Stock

A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

14.04. Rules of Construction

Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.05. Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an SAR, Performance Share award, or Incentive Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the vesting of an award of Restricted Stock, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such

Albemarle Corporation

1998 Incentive Plan

withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, or the Restricted Stock vests, as applicable.

14.06. Certain Reduction of Restrictive Payments

Any benefit, payment, accelerated vesting or other right under the Plan may constitute a “parachute payment” (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In accordance with the terms of an Agreement, the Company may reduce or adjust any such parachute payments.

Albemarle Corporation

1998 Incentive Plan

ARTICLE XV

AMENDMENT

The Board may amend the Plan from time to time or terminate it; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Restricted Stock award, Performance Share award, Incentive Award or under any Option or SAR outstanding at the time such amendment is made.

Albemarle Corporation

1998 Incentive Plan

ARTICLE XVI

DURATION OF PLAN

No Performance Shares or shares of Restricted Stock may be awarded and no Option, SAR, or Incentive Award may be granted or made under the Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVII. Awards of Restricted Stock, Performance Shares, Incentive Awards, and Options and SARs granted before that date shall remain valid in accordance with their terms.

Albemarle Corporation

1998 Incentive Plan

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Shares of Restricted Stock and Performance Shares may be awarded and Options, SARs, and Incentive Awards may be granted or made under the Plan upon its adoption by the Board, provided that no Restricted Stock award, Performance Share award, Incentive Award, Option or SAR will be effective unless the Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting provided that the total vote cast for or against adoption of the Plan represents over 50% of the outstanding Common Stock.

Albemarle Corporation

1998 Incentive Plan

SIGNATURE PAGE

As evidence of its adoption of the Plan, the Company has caused this document to be executed by its duly authorized officer this 20 day of November, 2002.

ALBEMARLE CORPORATION

By:	/S/ JACK P. HARSH
Vice President, Human Resources